GEODYNE ENERGY INCOME PROGRAMS
            2005 YEAR-END ESTIMATED VALUATION ON A PER UNIT BASIS(1)


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                                                                         CASH DISTRIBUTIONS PER UNIT
                                                                         ---------------------------

                                                         2004 YEAR-END               CUMULATIVE
          FORMATION    UNIT   2005 YEAR END PER UNIT      ESTIMATED         2005     DISTRIBUTIONS
P/SHIP      DATE       SIZE   ESTIMATED VALUATION(2)     VALUATION(2)       TOTAL    THRU 12/31/2005
--------  ----------  ------  ----------------------     -------------     -------   ---------------

III-A     11/21/89    $100           $66.20                $44.32           $9.95       $157.30
III-B     01/24/90    $100           $53.66                $37.60           $9.15       $166.96
III-C     02/27/90    $100           $76.06                $43.60           $8.36       $128.55
III-D     09/05/90    $100           $75.98                $45.10           $8.84       $134.21
III-E     12/26/90    $100           $57.50                $39.00           $6.37       $124.23
III-F     03/08/91    $100           $92.40                $59.31           $9.39        $98.20


(1)  This chart must be read in connection with the letter dated January 30, 2006, providing important assumptions and other information on the methodology used to calculate these estimates.
(2)  2005 Year-End estimates use $61.06 per barrel of oil and $10.08 per thousand cubic feet ("MCF") of gas compared to
     $43.36 per barrel and $6.02 per MCF of gas for the 2004 Year-End estimates.
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